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Ford Expects Record 2015 Pre-tax Profit; 2016 to be Equal to or Higher Than 2015; Company Declares $1 Billion Supplemental Cash Dividend and First Quarter Dividend

•	Company expects record 2015 pre-tax profit, excluding special items, to be in the upper half of Ford’s guidance of $10 billion to $11 billion

•	2016 pre-tax profit excluding special items expected to be equal to or higher than 2015

•	Company declares $1 billion supplemental cash dividend – or $0.25 per share – in addition to first quarter regular dividend of $0.15 per share

•	North America to sustain its strong performance in 2016; Europe, Middle East & Africa and Asia Pacific expected to be profitable

DEARBORN, Mich., Jan. 12, 2016 – Ford Motor Company (NYSE: F) expects to deliver record 2015 pre-tax profit, excluding special items, and to continue its momentum in 2016 with results that are equal to or higher than 2015. The company will give further details this evening when it presents at the Deutsche Bank Global Auto Industry Conference.

“As we close out 2015, we are benefiting from six consecutive years of consistently strong results, and our performance is allowing us to reward our shareholders,” said Mark Fields, Ford president and CEO. “This pattern of strong returns gives us a great platform to build on as we enter the year with a focus on strengthening our core business and engaging aggressively in emerging opportunities through Ford Smart Mobility.”

As a result of the company’s performance in 2015, Ford’s Board of Directors declared a first quarter dividend of $0.15 per share and a $1 billion supplemental cash dividend that is equal to $0.25 per share. The first quarter regular dividend maintains the same level as the dividends paid in 2015.

The $1 billion supplemental cash dividend reflects the company’s strong financial performance in 2015 and robust cash and liquidity levels, and is about a 40 percent addition to the regular dividends paid in 2015. The first quarter and supplemental dividends are payable on the company’s outstanding Class B and common stock on March 1, 2016 to shareholders of record at the close of business on Jan. 29, 2016.

Looking forward, Ford expects to sustain its strong financial performance in 2016 – with automotive revenue equal to or higher than 2015, automotive operating margin equal to or higher than 2015 and strong Automotive operating-related cash flow. The company expects its 2016 pre-tax profit, excluding special items, to be equal to or higher than 2015, and its operating earnings per share to be about equal to or higher than 2015.

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In the business units, Ford expects North America to sustain its strong performance in 2016 with an operating margin of 9.5 percent or higher. The company expects Europe, Middle East & Africa, and Asia Pacific to all be profitable in 2016, with Europe’s and Asia Pacific’s results improving over 2015 and Middle East & Africa’s results being about equal to or higher than last year. Ford Credit’s pre-tax profit is expected to be equal to or higher than 2015 as Ford Credit continues to support the company’s automotive operations around the world with best-in-class products and services.

Having completed the launch of 16 new vehicles in 2015, the company plans another active product year in 2016 with 12 global product launches, including the new F-Series Super Duty, Ford GT and Lincoln Continental. The company will add more electrified products for Ford and Lincoln, including the new Focus Electric, which features all-new DC fast-charge capability delivering an 80 percent charge in an estimated 30 minutes and projected 100-mile range.

“In 2015, we achieved a breakthrough year as promised,” said Fields. “For 2016, we’re looking forward to delivering another outstanding year.”

Ford’s presentation at the Deutsche Bank Global Auto Industry Conference will begin at approximately 6:45 p.m. EST today. To access the presentation materials and a listen-only audio webcast, please visit shareholder.ford.com.

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About Ford Motor Company
Ford Motor Company, a global automotive industry leader based in Dearborn, Michigan, manufactures or distributes automobiles across six continents. With about 197,000 employees and 67 plants worldwide, the company’s automotive brands include Ford and Lincoln. The company provides financial services through Ford Motor Credit Company. For more information regarding Ford and its products worldwide, please visit www.corporate.ford.com.

Contacts:	Media:	Equity Investment Community:	Fixed Income Investment Community:	Shareholder Inquiries:
	Whitney Eichinger	Erik Eliason	Stephen Dahle	1.800.555.5259 or
	1.313.390.5565	1.313.594.0613	1.313.621.0881	1.313.845.8540
	weiching@ford.com	fordir@ford.com	fixedinc@ford.com	stockinf@ford.com

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Risk Factors

Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Decline in industry sales volume, particularly in the United States, Europe, or China, due to financial crisis, recession, geopolitical events, or other factors;

•	Decline in Ford’s market share or failure to achieve growth;

•	Lower-than-anticipated market acceptance of Ford’s new or existing products;

•	Market shift away from sales of larger, more profitable vehicles beyond Ford’s current planning assumption, particularly in the United States;

•	An increase in or continued volatility of fuel prices, or reduced availability of fuel;

•	Continued or increased price competition resulting from industry excess capacity, currency fluctuations, or other factors;

•	Fluctuations in foreign currency exchange rates, commodity prices, and interest rates;

•	Adverse effects resulting from economic, geopolitical, or other events;

•
Economic distress of suppliers that may require Ford to provide substantial financial support or take other measures to ensure supplies of components or materials and could increase costs, affect liquidity, or cause production constraints or disruptions;

•
Work stoppages at Ford or supplier facilities or other limitations on production (whether as a result of labor disputes, natural or man-made disasters, tight credit markets or other financial distress, production constraints or difficulties, or other factors);

•	Single-source supply of components or materials;

•	Labor or other constraints on Ford’s ability to maintain competitive cost structure;

•	Substantial pension and postretirement health care and life insurance liabilities impairing liquidity or financial condition;

•	Worse-than-assumed economic and demographic experience for postretirement benefit plans (e.g., discount rates or investment returns);

•	Restriction on use of tax attributes from tax law “ownership change;”

•	The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, or increased warranty costs;

•	Increased safety, emissions, fuel economy, or other regulations resulting in higher costs, cash expenditures, and/or sales restrictions;

•	Unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise;

•
A change in requirements under long-term supply arrangements committing Ford to purchase minimum or fixed quantities of certain parts, or to pay a minimum amount to the seller (“take-or-pay” contracts);

•	Adverse effects on results from a decrease in or cessation or clawback of government incentives related to investments;

•	Inherent limitations of internal controls impacting financial statements and safeguarding of assets;

•	Cybersecurity risks to operational systems, security systems, or infrastructure owned by Ford, Ford Credit, or a third-party vendor or supplier;

•	Failure of financial institutions to fulfill commitments under committed credit and liquidity facilities;

•
Inability of Ford Credit to access debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts, due to credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors;

•	Higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles;

•	Increased competition from banks, financial institutions, or other third parties seeking to increase their share of financing Ford vehicles; and

•	New or increased credit, consumer, or data protection or other regulations resulting in higher costs and/or additional financing restrictions.

We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our 2014 Form 10-K Report, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com.